UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Reported): March 27, 2025

NATIONAL HEALTH INVESTORS INC
(Exact name of registrant as specified in its charter)

Maryland	001-10822	62-1470956
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Robert Rose Drive, Murfreesboro, TN 37129
(Address of principal executive offices)

(615) 890-9100
(Registrant's telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NHI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).             Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers: Election of Directors: Appointment of Certain Officers: Compensatory Arrangements of Certain Officers.

(d)	Election of New Director.

On March 27, 2025, National Health Investors, Inc. (the “Company” or “NHI”) announced that, upon the recommendation of its Nominating and Corporate Governance Committee, it has increased the size of the Board to eight members and has appointed Robert W. Chapin, Jr. to fill the newly created seat on the Board, effective immediately. Mr. Chapin will stand for election at the Company’s 2025 annual meeting of stockholders. Mr. Chapin has been appointed to the Board’s special committee of disinterested directors to negotiate, review, analyze and approve any potential lease between NHI and NHC and all related items or explore any other possible alternatives.

Mr. Chapin has served in various executive and leadership positions for private equity and real estate investment platforms over the past three decades. Mr. Chapin has served as the executive chairman of Channel Marker Advisors, LLC since 2024. From 2013 until December 2023, he served as founder, chief executive officer and co-chief investment officer of Bridge Seniors Housing Fund Manager LLC, a fund manager for private equity real estate funds focused on investments in senior housing and medical properties. Earlier in his career, Mr. Chapin served as chief executive officer of Servant Capital Group and Servant Healthcare Group, a sub-advisor to a non-traded public REIT. From 1998 until 2006, Mr. Chapin was a founding member of CNL Retirement Properties, a non-traded public REIT. Currently, Mr. Chapin is a voting member of the investment committee for all Bridge Investment Group senior housing funds. He also serves on the board of trustees of Apollo Diversified Real Estate Funds, a management investment company that is operated as an interval fund and is comprised of a diversified portfolio of private real estate funds and publicly traded real estate securities, since 2021. Mr. Chapin also serves on the board of several other private and non-profit companies affiliated with the healthcare and senior housing industry including KARE, Nona Scientific and Jobs Partnership. Mr. Chapin previously served on the board of directors of National Investment Center for Seniors Housing, the board of trustees of Griffin International Access Credit Fund and the board of trustees of Griffin International Access Real Estate Fund. He received his Bachelor of Business Administration from Appalachian State University and MBA-One year course completion Finance at Crummer Graduate School of Business, Rollins College.

There are no transactions and no proposed transactions between Mr. Chapin (or any member of his immediate family) and the Company (or any of its subsidiaries) under Item 404(a) of Regulation S-K, and there is no arrangement or understanding between Mr. Chapin and any other person or entity pursuant to which Mr. Chapin was appointed as a director of the Company.

Mr. Chapin will receive compensation for his service on the Board in accordance with the Company’s standard compensatory arrangements for non-employee directors. A description of the compensatory arrangements for non-employee directors is included in the Company’s proxy statement on Schedule 14A for the 2024 annual meeting of stockholders, which was filed with the U.S. Securities and Exchange Commission on April 4, 2024.

A copy of the press release announcing the appointment is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Important Additional Information Regarding Proxy Solicitation

The Company intends to file a proxy statement and WHITE proxy card (the “Proxy Statement”) with the SEC in connection with the solicitation of proxies for the Company’s 2025 annual meeting of stockholders (the “2025 Annual Meeting”). The Company, its directors and certain of its executive officers will be participants in the solicitation of proxies from stockholders in respect of the 2025 Annual Meeting. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Company’s proxy statement for the 2024 Annual Meeting of stockholders, filed with the SEC on April 4, 2025 (the “2024 Proxy Statement”). To the extent holdings of such participants in the Company’s securities have changed since the amounts described in the 2024 Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Additional information can also be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 25, 2025. Details concerning the nominees of the Company’s Board of Directors for election at the 2025 Annual Meeting will be included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY AMENDMENTS AND SUPPLEMENTS THERETO BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. These documents, including the definitive Proxy Statement (and any amendments or supplements thereto) and other documents filed by the Company with the SEC, are available for no charge at the SEC’s website at www.sec.gov and at the Company’s investor relations website at investors.nhireit.com..

Item 9.01. Financial Statements and Exhibits.

Exhibit Index
Number	Exhibit
99.1	Press Release Titled "NHI Announces Appointment of Robert W. Chapin, Jr. to the Board of Directors" dated March 27, 2025 in HTML format
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).
..

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NATIONAL HEALTH INVESTORS, INC.

By:    /s/ John L. Spaid
Name:    John L. Spaid
Title:    Principal Financial Officer

Date:    March 27, 2025